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                                                                  Exhibit 21
                                                                  ----------


                               HARLEY-DAVIDSON, INC.
                                   SUBSIDIARIES


                                                            STATE/COUNTRY
                                                                 OF
      NAME                                                  INCORPORATION
      ----                                                  -------------
H-D Michigan, Inc.                                          Michigan
  Harley-Davidson Motor Company                             Wisconsin
   Holiday Holding Corporation                              Texas
   RPT, LLC                                                 Delaware
Harley-Davidson Transportation Co., Inc.                    Delaware
Harley-Davidson Foreign Sales Corporation                   Barbados
Harley-Davidson Dealer Systems, Inc.                        Ohio
Harley-Davidson Holding Co., Inc.                           Delaware
  Harley-Davidson Benelux B.V.                              Netherlands
  Harley-Davidson France SAS                                France
  Harley-Davidson GmbH                                      Germany
  Harley-Davidson Japan, KK                                 Japan
  Harley-Davidson Europe Limited                            England
  Harley-Davidson do Brazil Ltda.                           Brazil
  HD Hong Kong Ltd.                                         Hong Kong
  Harley-Davidson Singapore, Inc.                           Delaware
Buell Motorcycle Company, Inc.                              Wisconsin
Buell Distribution Corporation                              Wisconsin
Renovation Realty Investment Services, Inc.                 Wisconsin
Highland Insurance Service, Inc.                            Wisconsin
HR, LLC                                                     Indiana
Eaglemark Financial Services, Inc.                          Nevada
  Eaglemark Insurance Services, Inc.                        Nevada
  Eaglemark, Inc.                                           Nevada
    Harley-Davidson Funding Corporation                     Nevada
    Eaglemark Bank, N.A.                                    Nevada
    Eaglemark Leasing, Inc.                                 Nevada
    Eaglemark Mortgage, Inc.                                Nevada
    Eaglemark Customer Funding Corporation-II               Nevada
    Eaglemark Customer Funding Corporation-III              Nevada
    Eaglemark Customer Funding Corporation-IV               Nevada
Eaglemark International, Inc.                               Delaware
    ODBH Limited                                            United Kingdom